Exhibit 99.2

Washington Federal, Inc.

Fact Sheet
March 31, 2013
Average Balance Sheet
($ in Thousands)

	Quarters Ended								
	September 30, 2012			December 31, 2012			March 31, 2013		
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets									
Loans and covered loans	$ 7,827,490	$ 115,467	5.84%	$ 7,951,020	$ 116,843	5.81%	$ 7,875,245	$ 112,879	5.81%
Mortgage-backed securities	2,619,887	16,062	2.44	2,521,411	11,732	1.85	2,505,756	10,642	1.72
Cash & Investments	1,393,834	2,849	0.81	1,243,174	2,716	0.86	1,478,678	2,977	0.82
FHLB stock	151,475	1	0	151,654	18	0.05	153,320	7	0.02
Total interest-earning assets	11,992,686	134,379	4.46%	11,867,259	131,309	4.39%	12,012,999	126,505	4.27%
Other assets	972,263			887,079			1,030,178		
Total assets	$ 12,964,949			$12,754,338			$13,043,177		
Liabilities and Equity									
Customer accounts	$ 8,623,237	20,072	0.93%	$ 8,950,066	18,771	0.83%	$ 9,094,374	16,695	0.74%
FHLB advances	1,915,960	18,864	3.92	1,880,000	17,104	3.61	1,881,667	16,787	3.61
Other borrowings	373,913	3,273	3.48	-	-	0	-	-	0
Total interest-bearing liabilities	10,913,110	42,209	1.71%	10,830,066	35,875	1.31%	10,976,041	33,482	1.24%
Other liabilities	139,253			19,438			144,925		
Total liabilities	11,052,363			10,849,504			11,120,966		
Stockholders' equity	1,912,586			1,904,834			1,922,211		
Total liabilities and equity	$ 12,964,949			$12,754,338			$13,043,177		
Net interest income		$ 92,170			$ 95,434			$ 93,023	
Net interest margin (1)			3.07%			3.22%			3.10%

(1) Annualized net interest income divided by average interest-earning assets.

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